Exhibit 99.1

Imperial Holdings Files Form 10-K for 2011

Company Announces Expected Timeline to Become Current with All SEC Filings

Boca Raton, FL, October 5, 2012– Imperial Holdings, Inc. (NYSE: IFT, “the Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, announced today that the Company has filed its Form 10-K for the year ended December 31, 2011 (“2011 10-K”).

The Company also announced today that it expects its quarterly reports for the periods ended March 31, June 30 and September 30, 2012 will be filed in sequence upon completion of review by the Company and its auditors. The Company expects to become current in all its financial reporting responsibilities during the fourth quarter of 2012 and plans to host a conference call with investors at that time. In the interim, Investors are strongly encouraged to review the Company’s 2011 10-K in its entirety for further information including its Risk Factors and Management’s Discussion and Analysis sections. The 2011 10-K can be found under the Investor Relations section of the Company’s website at www.imperial.com.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial purchases and sells life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Imperial’s periodic reports that are filed with the U.S. Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

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